Exhibit 3.25

ARTICLE OF INCORPORATION

OF

HOECHST CELANESE INSURANCE COMPANY

The undersigned Incorporators, in order to form an insurance corporation under the insurance laws and the Business Corporation Act of the State of Vermont, certify as follows:

ARTICLE I

Name

The name of the corporation is Hoechst Celanese Insurance Company (hereinafter called the “Corporation”).

ARTICLE II

Registered Office and Agent

The registered office of the Corporation is located at 5 Burlington Square, Fourth Floor, P.O. Box 5787, Burlington, Vermont 05402-5787, and its registered agent is American Risk Management Corp. located at 5 Burlington Square, Fourth Floor, P.O. Box 1521, Burlington, Vermont 05407-1521.

ARTICLE III

Duration

The period of duration shall be perpetual.

ARTICLE IV

Operating Year

The operating year shall be the calendar year.

ARTICLE V

Purposes

The purposes of the Corporation is to engage in the business of insuring and reinsuring various types of risks such as casualty, liability, worker’s compensation, property, time element and business interruption, group benefits, marine, transit, boiler, crime, fidelity, surety, supplemental, all risks, miscellaneous Closters; and to carry on and conduct any other lawful business or activity permitted insurance companies under Vermont law.

ARTICLE VI

Number of Shares

The aggregate number of shares to the Corporation shall have authority to issue is 100,000 shares of common stock, one dollar ($1.00) par value per share.

ARTICLE VII

Directors

The initial Board of Directors shall consist of (4) persons.  The names and addresses of the members of the Board of Directors are:

Harry R. Benz, Hoechst Celanese Corporation Rt 202-206 PO Box 2500 Somerville, NJ 08876-1258

Donald C. Whitcomb, Hoechst Celanese Corporation Rt 202-206 PO Box 2500 Somerville, NJ 08876-1258

Rosalind A. Miller, Hoechst Celanese Corporation Rt 202-206 PO Box 2500 Somerville, NJ 08876-1258

Kathryn A. Westover, American Risk Management Corp. PO Box 1521 Burlington, VT 05402-1521

ARTICLE VIII

Name and address of Incorporators

The name and address of the Incorporators are:

/s/ Kathryn A. Westover
Kathryn A. Westover
Incorporator
PO Box 1521
Burlington, VT 05402-1521

/s/ Scott G. Whittemore
Scott G. Whittemore
Incorporator
PO Box 1521
Burlington, VT 05402-1521

/s/ Julie K. Chapin
Julie K. Chapin
Incorporator
Rt 202-206 PO Box 2500
Somerville, NJ 08876-1258

Dated at: Burlington, Vermont, in the county

Of Chittenden, this 25th day of April, 1991

Vermont . . .

Department of Banking, Insurance and Securities

HOECHST CELANESE	X
INSURANCE COMPANY	X
	X	CERTIFICATE OF GENERAL GOOD
(a proposed corporation)	X

WHEREAS, the Commissioner of Banking, Insurance and Securities (hereafter “the Commissioner”) received a Petition pursuant to a V.S.A., Section 6006(d) from the above-captioned proposed corporation, to issue thereto a certificate of General Good; and

WHEREAS, the Commissioner has considered the facts and circumstances surrounding this Petition, including: the character, reputation, financial standing and purposes of the proposed incorporators; the character, reputation, financial responsibility, insurance experience and business qualifications of the proposed officers and directors; and all other facts that the Commissioner has deemed advisable in his review of the Petition;

NOW THEREFORE, pursuant to the provisions of a V.S.A. Section 6006 and based upon the Commissioner’s review and consideration of the facts and circumstances surrounding the petition, all of which are herein incorporated by reference, the Commissioner does hereby find that the proposed corporation, HOECHST CELANESE INSURANCE COMPANY will promote the general good of the State of Vermont and does issue this Certificate of General Good as evidence thereof.

IN WITNESS WHEREOF, I have set my hand and official seal of the Department of Banking, Insurance and Securities this 18th day of April, 1991.

/s/ Jeffrey P. Johnson
JEFFREY P. JOHNSON, COMMISSIONER

STATE OF VERMONT

Office of Secretary of State

CERTIFICATE

of

ISSUANCE OF SHARES

Hoechst Celanese Insurance Company

a corporation organized and existing under the laws of the State of Vermont issued the following number of shares on July 22, 1991.

Common Shares:

shares having as par value

10,000 shares having a par value of $1.00 per share.

Preferred Shares:

shares having no par value

shares having a par value of	per share.

Issued designate series
and classes of shares
issued, if any

July 22, 1991
Date

Vice President: K. A. Westover	/s/ K. A. Westover
President or Vice President

Secretary: J. K. Chapin	/s/ J. K. Chapin
Secretary or Treasurer

THIS CERTIFICATE MUST BE SIGNED BY TWO OFFICERS AS INDICATED AND FILED WITH THE SECRETARY OF STATE WITHIN 10 DAYS OF THE ISSUANCE OF SHARES:

VERMONT SECRETARY OF STATE
Location: 87 River Street Mail:109 State Street
Montpelier. VT 05609.1104 (802) 828-2386

ARTICLES OF AMENDMENT

Name of corporation	Hoechst Celanese Insurance Company

A corporation may amend its articles of incorporation at any time to add or change a provision that is required or permitted in the articles of incorporation or to delete a provision not required.  If a corporation has not yet issued shares, its incorporators or board of directors may adopt one or more amendments to the corporation’s articles of incorporation.

The text and date of each amendment adopted.	By unanimous written consent of the Board of Directors and

Shareholders dated November 3, 1999, the Board of Directors and Shareholder voted to amend the Company’s

Articles of Incorporation as follows:

“Article I – Name: The name of the corporation is Celwood Insurance Company”

If the amendment provides for an exchange, reclassification, or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

N/A

If the amendment was adopted by the incorporators or board of directors, without shareholder action, make a statement to that effect and that shareholder action was not required.

N/A